UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 21, 2004

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On July 21, 2004, ScanSource, Inc. issued a press release announcing that it has entered into a 4-year $100 million multicurrency revolving credit facility with BB&T Capital Markets as lead arranger and Wachovia Bank, N.A. as co-arranger. This facility has an accordion feature that allows the company to increase the revolving credit line up to an additional $50 million and replaces the company’s $80 million US dollar revolving credit line.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference and also made available through the Company’s website at www.scansource.com.

Item 7. Financial Statements and Exhibits

(c) Exhibits

      99.1 – Press release issued by ScanSource, Inc. on July 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: July 21, 2004	By:	/S/ Richard P. Cleys
	Name:	Richard P. Cleys
	Its:	Vice President and Chief Financial Officer